Exhibit 1.2
                              PEOPLES BANCORP, INC.

                             Up to 35,707,500 Shares

                                  COMMON STOCK
                                ($.10 Par Value)

                       Subscription Price $10.00 Per Share

                                AGENCY AGREEMENT


                                February __, 1998


Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia  22209

Ladies and Gentlemen:

         Peoples Bancorp, Inc., a Delaware corporation (the "Company"), Peoples Bancorp, M.H.C. (the "MHC"), Peoples Bancorp, Inc., a federal corporation (the "Mid-Tier Holding Company"), and Trenton Savings Bank, FSB, Trenton, New Jersey, a federal stock savings bank (the "Bank"), with its deposit accounts insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm their agreement with Friedman, Billings, Ramsey & Co., Inc. (the "Agent") as follows (defined terms used herein shall have the same definition given in the Prospectus dated February __, 1998 unless otherwise defined herein):

         Section 1. The Offering. The Bank will establish the Company as a first-tier Delaware chartered corporation subsidiary; (ii) the Company will charter an interim federal association ("Interim"); (iii) the MHC will merge with and into the Mid-Tier Holding Company, shares of Mid-Tier Common Stock held by the MHC will be canceled and certain depositors of the Bank will receive an interest in a liquidation account of the Mid-Tier Holding Company in exchange for such persons' interest in the MHC; (iv) the Mid-Tier Holding Company will merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity and stockholders of the Mid-Tier Holding Company other than the MHC ("Minority Stockholders") will constructively receive shares of Bank Common Stock in exchange for their Mid-Tier Common Stock and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of the Bank in exchange for such person's interest in the Mid-Tier Holding Company; (v) contemporaneously with the Mid-Tier Merger, Interim will merge with and into the Bank with the Bank as the surviving entity (the "Bank Merger") and Minority Stockholders will exchange the shares of Company Common Stock that they constructively received in the Mid-Tier Merger for the Company's Common Stock (the


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"Exchange")  pursuant  to the  "Exchange  Ratio" as  defined  in the  Prospectus
("Exchange Stock"); and (vi) contemporaneously with the Bank Merger, the Company will offer for sale shares of common stock in a subscription offering.

         Pursuant to the Plan and in connection with the Conversion, the Company is offering up to 20,241,600 shares of its common stock (the "Conversion Stock") in a subscription and community offering (the "Offerings"). Conversion Stock is first being offered in a subscription offering with nontransferable subscription rights being granted, in the following order of priority, to (i) depositors of the Bank with account balances of $50.00 or more as of the close of business on August 31, 1996 ("Eligible Account Holders"); (ii) the Bank's ESOP; (iii) depositors of the Bank with account balances of $50.00 or more as of the close of business on December 31, 1997 ("Supplemental Eligible Account Holders"); and
(iv) depositors of the Bank as of the close of business on January ___, 1998 (other than Eligible Account Holders and Supplemental Eligible Account Holders) ("Other Members"). Subscription rights will expire if not exercised by _____ p.m., local time, on March ___, 1998, unless extended.

         Subject to the prior rights of holders of subscription rights, Conversion Stock not subscribed for in the Subscription Offering is being offered for sale in a concurrent community offering (the "Community Offering") to certain members of the general public with preference given to stockholders of the Mid-Tier Holding Company, other than the Mutual Holding Company ("Public Stockholders") and then to natural persons residing in the New Jersey Counties of Burlington, Mercer and Ocean (the "Communities"). The Primary Parties reserve the absolute right to reject or accept any orders in the Community Offering in whole or in part, either at the time of receipt of an order or as soon as practicable following the Expiration Date.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-_______) (the "Registration Statement") containing a prospectus relating to the Offerings and the Exchange for the registration of the Exchange Stock and Conversion Stock (collectively, the "Shares") under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereof, if any, and such amended prospectuses as may have been required to the date hereof. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

         In accordance with the regulations of the Office of Thrift Supervision ("OTS") governing the conversions of savings associations (the "Conversion Regulations"), the MHC has filed with the OTS an Application for Conversion on Form AC (the "Conversion Application"), including the prospectus, and has filed such amendments thereto, if any, as may have been required by the OTS. The Conversion Application has been approved by the OTS and the related Prospectus

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has  been  authorized  for  use by the  OTS.  The  Company  has  also  filed  an
Application H-(e)1-S ("Holding Company Application") with the OTS to become the saving and loan holding company of the Bank, which has been approved.

         Section 2. Retention of the Agent; Compensation; Sale and Delivery of the Shares. Subject to the terms and conditions herein set forth, the Company, the MHC, the Mid-Tier Holding Company, and the Bank hereby appoint the Agent as their financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for shares of the Company's Common Stock and to advise and assist the Company and the Bank with respect to the Company's sale of the Conversion Stock and in the areas of market making and research coverage.

         On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Company, the MHC, the Mid-Tier Holding Company, and the Bank as to the matters set forth in the letter agreement ("Letter Agreement"), dated October 15, 1997, between the Bank and the Agent (a copy of which is attached hereto as Exhibit A). It is acknowledged by the Company, the MHC, the Mid-Tier Holding Company, and the Bank that the Agent shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders.

         The obligations of the Agent pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Plan by the Company or upon termination of the Offerings, but in no event later than 45 days after the completion of the Subscription Offering (the "End Date"). All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offerings are extended beyond the End Date, the Company, the MHC, the Mid-Tier Holding Company, the Bank and the Agent may agree to renew this Agreement under mutually acceptable terms.

         In the event the Company is unable to sell a minimum of 14,961,100 shares of Conversion Stock within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Conversation Stock, the full amount which it may have received from them plus accrued interest as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 6, 8 and 9 hereof.

         In the event the Offerings are terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees due to the date of such termination pursuant to subparagraphs (a) and (b) below.

         If all conditions precedent to the consummation of the Conversion, including, without limitation, the sale of a minimum of number of shares of Conversion Stock required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and the Exchange and to release for delivery certificates for such Shares on the Closing

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Date (as  hereinafter  defined)  against  payment to the Company or surrender of
Mid-Tier Holding Company stock certificates by any means authorized by the Plan, provided, however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of the Agent and their counsel. The release of Conversion Stock against payment therefor shall be made on a date and at a place acceptable to the Company, the MHC, the Mid-Tier Holding Company, the Bank and the Agent (it being understood that such date shall not be more than ten business days after the later of the termination of the Offering or receipt of all necessary regulatory approvals) or such other time or place as shall be agreed upon by the Company, the MHC, the Mid-Tier Holding Company, the Bank and the Agent. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering or issued pursuant to the Exchange, in accordance with the terms herein, is called the "Closing Date."

         The Agent shall receive the following compensation for its services hereunder:

          (a) A Management Fee to the Agent in the amount of $50,000, of which $25,000 has been paid and of which $25,000 will be paid upon OTS approval of the Plan. Such fees shall be deemed to be earned when due. Should the Conversion be terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall have earned and be entitled to be paid fees accruing through the stage at which point the termination occurred, including any accrued legal fees expanded by the Agent.

          (b) A Marketing Fee of $.75% of the total dollar amount of Conversion Stock sold in the Subscription and Community Offerings not to exceed $1,000,000, payable to the Agent on the Closing Date. No Marketing Fee shall be payable in connection with the sale of Conversion Stock to the ESOP or to the Bank's directors, officers, employees, and such persons immediate family members.

          (c)  With  respect  to  paragraphs  (a)  and  (b)  above,   the  total
               Marketing/Management Fee will not exceed $1,000,000.

          (d) The Bank and the Company hereby agree to reimburse the Agent, from time to time upon the Agent's request, for its reasonable out-of-pocket expenses, including without limitation, accounting, communication, travel expenses, and legal fees and expenses, for amounts not to exceed $70,000. The Bank will bear the expenses of the Offerings customarily borne by issuers including, without limitation, OTS, SEC, "Blue Sky," and NASD filing and registration fees; the fees of the Bank's accountants, conversion agent, data processor, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing expenses associated with the Conversion; and the fees set forth under this Section 2.


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         Full payment of the Agent's actual and accountable  expenses,  advisory fees and compensation shall be made in next day funds on the earlier of the Closing Date or a determination by the Bank to terminate or abandon the Plan.

         In the event of an oversubscription or other event, which causes the Offerings to continue beyond the original expiration date or a resolicitation of subscribers, the parties agree to renegotiate the expense cap on legal fees applicable to the Agent.

         Section 3. Prospectus; Offering. The Shares are to be initially offered in the Offerings at the Purchase Price or Exchange Ratio as defined and set forth on the cover page of the Prospectus.

         Section 4. Representations and Warranties. The Company, the MHC, the Mid-Tier Holding Company, and the Bank jointly and severally represent and warrant to the Agent on the date hereof as follows:

                  (a) The Registration Statement was declared effective by the Commission on February __, 1998. At the time the Registration
         Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company or the Bank contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company or the Bank for use in connection with the Offerings, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date referred to in Section 2, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any information regarding the Company or the Bank contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company or the Bank for use in connection with the Offerings will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank by the Agent expressly regarding the Agent for use in the Prospectus under the caption "The Conversion-Plan of Distribution and Selling Commissions" or statements in or omissions from any Sales Information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

                  (b) The Conversion Application was approved by the OTS on __________ ___, 1998 and the related Prospectus has been authorized for use by the OTS. At the

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         time of the  approval  of the  Conversion  Application,  including  the
         Prospectus (including any amendment or supplement thereto), by the OTS and at all times subsequent thereto until the Closing Date, the
         Conversion   Application,   including  the  Prospectus  (including  any
         amendment or supplement thereto), will comply in all material respects with the Conversion Regulations except to the extent waived by the OTS. The Conversion Application, including the Prospectus (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company, the MHC, the Mid-Tier Holding Company, or the Bank by the Agent expressly regarding the Agent for use in the Prospectus contained in the Conversion Application under the caption "The Conversion-Plan of Distribution and Selling Commissions" or statements in or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

                  (c)  The  Company  filed  with  the OTS  the  Holding  Company
         Application which has been approved by the OTS, subject to such conditions set forth in the approved letter.

                  (d) No order has been issued by the OTS preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is, to the best knowledge of the Company, the MHC, the Mid-Tier Holding Company, or the Bank, pending or threatened.

                  (e) At the Closing Date referred to in Section 2, the Plan will have been adopted by the Boards of Directors of the Company, the MHC, the Mid-Tier Holding Company, and the Bank and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company, the MHC, the Mid-Tier Holding Company, or the Bank by the OTS, the Commission or any other regulatory authority and in the manner described in the Prospectus. To the best knowledge of the Company, no person has sought to obtain review of the final action of the OTS in approving or taking no objection to the Plan or in approving or taking no objection to the Conversion or the Holding Company Application pursuant to the Conversion Regulations or any other statute or regulation.

                  (f) The Bank has been organized and is a validly existing federally chartered savings and loan association in stock form of organization and upon the Conversion will continue as such, is duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus and all of the outstanding stock of the Bank has been duly authorized and is fully paid and non-assessable, and such stock is owned directly by the Mid-Tier Holding Company free and clear of any liens,

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         encumbrances,  claims or other restrictions.  The Bank has obtained all
         material  licenses,  permits  and  other  governmental   authorizations
         currently required for the conduct of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business. The Bank is existing under the laws of the United States and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing or property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Bank. (The term "Bank" used in this Agreement shall include the Bank and its subsidiaries, Manchester Trust Bank ("MTB")
         and  TSBusiness  Finance   Corporation   ("TSB")   (collectively,   the
         "Subsidiaries"), except where the context otherwise requires). The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus or as would not be material to the operations of the Bank. Upon completion of the sale by the Company of the Shares contemplated by the Prospectus, (i) the MHC and the Mid-Tier Holding Company will be succeeded by the Company, a Delaware corporation, as the holding company of the Bank,
         (ii) all of the authorized and outstanding capital stock of the Bank will be owned by the Company, and (iii) the Company will have no direct subsidiaries other than the Bank. The Conversion will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations or the OTS's letters of approval or no objection taken, all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed by the Commission or the OTS, if any, will have been complied with by the Company, the MHC, the Mid-Tier Holding Company, and the Bank in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

                  (g) The Subsidiaries are duly organized and are in good standing under the laws of the State of _____________ with full corporate power and authority to own their properties and to conduct their businesses, as are described in the Prospectus, and all of the outstanding stock of the Subsidiaries has been duly authorized and is fully paid and non-assessable, and such stock is owned directly and beneficially by the Bank, free and clear of any liens, encumbrances, claims or other restrictions. The Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which they conduct business, except where the failure to be qualified would not, either individually or in the aggregate, have a material adverse effect on the operations of the Bank. The activities of the Subsidiaries are permitted to subsidiaries of a federally chartered savings association by the rules, regulations, policies, and practices of the OTS, and the activities of the Bank and the Subsidiaries are permitted under federal and _____________ law and any other jurisdiction in which the Subsidiaries conduct business. The Bank's

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         investments  in the  Subsidiaries  has been  approved by the OTS to the extent required by applicable laws and regulations.

                  (h) The Mid-Tier Holding Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the United States with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the Mid-Tier Holding Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Mid-Tier Holding Company. The Mid-Tier Holding Company has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the Mid-Tier Holding Company is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Company. The Company has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the Company is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

                  (j) The MHC has been duly organized and is a validly existing federally chartered mutual holding company, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the MHC is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the MHC. The MHC has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the MHC is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

                  (k) The Bank is a member of the Federal Home Loan Bank of New York ("FHLB-New York"). The deposit accounts of the Bank are insured by the FDIC up to

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         the  applicable  limits;  and no  proceedings  for the  termination  or revocation of such insurance are pending or, to the best knowledge of the Company, the MHC, the Mid-Tier Holding Company, or the Bank, threatened. Upon consummation of the Conversion, the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established in accordance with the requirements of the Conversion Regulations.

                  (l) The Company, the MHC, the Mid-Tier Holding Company, and the Bank have good and marketable title to all real property and other assets material to the business of the Company, the MHC, the Mid-Tier Holding Company, and the Bank and to those properties and assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus or are not material to the business of the Company, the MHC, the Mid-Tier Holding Company, and the Bank taken as a whole; and all of the leases and subleases material to the business of the Company, the MHC, the Mid-Tier Holding Company, and the Bank under which the Company, the MHC, the Mid-Tier Holding Company, or the Bank hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

                  (m) The Company, the MHC, the Mid-Tier Holding Company, and the Bank have received an opinion of their special counsel, Luse, Lehman, Gorman, Pomerenk & Schick, P.C., with respect to the federal income tax consequences of the conversion of the MHC from mutual to stock form, the acquisition of the capital stock of the Bank by the Company and the sale of the Shares as described in the Registration Statement and the Prospectus, and an opinion from _______________________________________ ("LOCAL") with respect to the
         New Jersey state income tax consequences of the proposed transaction; all material aspects of the opinions of Luse, Lehman, Gorman, Pomerenk & Schick, P.C. and LOCAL are accurately summarized in the Prospectus; and the facts and representations upon which such opinions are based are truthful, accurate and complete.

                  (n) The Company, the MHC, the Mid-Tier Holding Company, and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell (i) the capital stock of the Bank to the Company and (ii) the Shares to be sold by the Company as provided herein and as described in the Prospectus.

                  (o) The Company, the MHC, the Mid-Tier Holding Company, and the Bank are not in violation of any directive received from the OTS, the FDIC, or any other agency to make any material change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS and the FDIC) and, except as set forth in the Registration Statement and the Prospectus, there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of the Company, the MHC, the Mid-Tier Holding Company, and the Bank, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement and the Prospectus or which might result in any material adverse change in the condition (financial or otherwise), earnings, capital or properties of the Company, the MHC, the Mid-Tier Holding Company, or the Bank, or which would materially affect their properties and assets.

                  (p) The consolidated financial statements which are included in the Prospectus fairly present the financial condition, results of operations, retained earnings and cash flows of the Mid-Tier Holding Company or the Bank, as the case may be, at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations and generally accepted accounting principles (including those requiring the recording of certain assets at their current market value). Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Mid-Tier Holding Company with the Commission, except that accounting principles employed in such regulatory filings conform to the requirements of such authorities and not necessarily to generally accepted accounting principles. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Mid-Tier Holding Company or the Bank, as the case may be, included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

                  (q) Since the respective dates as of which information is given in the Registration Statement and the Prospectus; (i) there has not been any material adverse change, financial or otherwise, in the condition of the Company, the MHC, the Bank or in the earnings, capital or properties of the Company, the MHC, the Mid-Tier Holding Company, or the Bank, whether or not arising in the ordinary course of business;
         (ii) there has not been any material increase in the long-term debt of the Bank or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in surplus and reserves or total assets of the Mid-Tier Holding Company or the Bank, nor has the
         Company, the Mid-Tier Holding Company, or the Bank issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the Company, the MHC, the Mid-Tier Holding Company, or the Bank, except with respect to those transactions entered into in the ordinary course of business; (iv) the capitalization, liabilities, assets, properties and business of the Company, the MHC, the Mid-Tier Holding Company, and the Bank conform in all material respects to the descriptions thereof contained in the Prospectus; and (v) the Company, the MHC, the Mid-Tier Holding Company, and the Bank do not have any material contingent liabilities, except as set forth in the Prospectus.

                  (r) As of the date hereof and as of the Closing Date, the Company, the MHC, the Mid-Tier Holding Company, and the Bank are not in violation of its articles of incorporation or bylaws or charter or bylaws, as applicable, or in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound; the consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company, the MHC, the Mid-Tier Holding Company, and the Bank and this Agreement has been validly executed and delivered by the Company, the MHC, the Mid-Tier Holding Company, and the Bank and is the valid, legal and binding Agreement of the Company, the MHC, the Mid-Tier Holding Company, and the Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of Federal savings institutions and their holding companies, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein, and except that no representation or warranty need be made as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). The consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, the articles of incorporation and bylaws of the Company or the charters and bylaws of the Bank, the Mid-Tier Holding Company, or the MHC (in either mutual or capital stock form), or any material contract, lease or other instrument to which the Company, the MHC, the Mid-Tier Holding Company, or the Bank has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Company, the MHC, the Mid-Tier Holding Company, or the Bank, except for such violations which would not have a material adverse effect on the financial condition and results of operations of the Company, the MHC, the Mid-Tier Holding Company, and the Bank on a consolidated basis; or
         (iii) with the exception of the liquidation account established in the Conversion, result in the creation of any material lien, charge or encumbrance upon any property of the Company, the MHC, the Mid-Tier Holding Company, or the Bank.

                  (s) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of the Company, the MHC, the Mid-Tier Holding Company, or the Bank, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Company, the MHC, the Mid-Tier Holding Company, or the Bank is a party or by which any of them or any of their property is bound or affected except such defaults which would not have a material adverse effect on the financial condition or results of operations of the Company, the MHC, the Mid-Tier Holding Company, and the Bank on a consolidated basis; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Company, the MHC, the Mid-Tier Holding Company, or the Bank, threatened any action or proceeding wherein the Company, the Bank, the Mid-Tier Holding Company, or the MHC would or might be alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to the Company, the MHC, the Mid-Tier Holding Company, or the Bank, would have a material adverse effect on the Company, the MHC, the Mid-Tier Holding Company, and the Bank, taken as a whole.

                  (t) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and, other than shares issued to the Bank which shall be canceled on the Closing Date, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date referred to in Section 2; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable; no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. To the best knowledge of the Company, the MHC, the Mid-Tier Holding Company, and the Bank, upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

                  (u) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval or non-objection, as applicable, of the Commission, the OTS, and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the NASD and/or the Nasdaq National Market.

                  (v) KPMG Peat Marwick LLP ("KPMG"), which has certified the financial statements of the Mid-Tier Holding Company included in the Prospectus as of September 30, 1997 and 1996 and for each of the years in the three year period ended September 30, 1997, has advised the Company, the MHC, the Mid-Tier Holding Company, and the Bank in writing that they are, with respect to the Company, the MHC, the Mid-Tier Holding Company, and the Bank, independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, Title 121 of the Code of Federal Regulations and
         Section 571.2(c)(3) and the 1933 Act.

                  (w) FinPro,  Inc.  which has  prepared  the Bank's  Conversion
         Valuation Appraisal Report as of December 17, 1997 (as amended or supplemented, if so amended or supplemented) (the "Appraisal"), has advised the Company in writing that it is independent of the Company, the MHC, the Mid-Tier Holding Company, and the Bank within the meaning of the Conversion Regulations.

                  (x) The Company, the MHC, the Mid-Tier Holding Company, and the Bank have timely filed all required federal, state and local tax returns; the Company, the MHC, the Mid-Tier Holding Company, and the Bank have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

                  (y) The Company, the MHC, the Mid-Tier Holding Company, and the Bank are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

                  (z) To the knowledge of the Company, the MHC, the Mid-Tier Holding Company, and the Bank, neither the Company, the MHC, the Mid-Tier Holding Company, the Bank, nor employees of the Company, the MHC, the Mid-Tier Holding Company, or the Bank have made any payment of funds of the Company, the MHC, the Mid-Tier Holding Company, or the Bank as a loan for the purchase of the Conversion Stock (other than a loan by the Company to the ESOP) or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

                  (aa) Prior to the Conversion: the Bank had __________ shares of authorized common stock of which __________ shares were issued and outstanding and __________ shares of preferred stock, none of which were outstanding; the Mid-Tier Holding Company had __________ shares of authorized common stock, of which ___________ shares were issued and outstanding and __________ shares of preferred stock, none of which were outstanding; and the MHC was not authorized to issue shares. The Bank, the Mid-Tier Holding Company, the Company or the MHC have not:
         (i) other than as described in the Prospectus issued any securities within the last 18 months (except for notes to evidence other bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed offering and routine purchases and sales of United States government and agency securities; (iii) entered into a financial or management consulting agreement except as contemplated hereunder and except for the Letter Agreement set forth in Exhibit A; and (iv) engaged any intermediary between the Agent and the Company, the MHC, the Mid-Tier Holding Company, and the Bank in connection with the offering of the Shares, and no person is being compensated in any manner for such service.

                  (bb) The Company, the MHC, the Mid-Tier Holding Company, and the Bank have not relied upon the Agent or the Agent's counsel for any legal, tax or accounting advice in connection with the Conversion.

                  (cc) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

         Any certificates signed by an officer of the Company, the MHC, the Mid-Tier Holding Company, or the Bank pursuant to the conditions of this Agreement and delivered to the Agent or its counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Company, the MHC, the Mid-Tier Holding Company, or the Bank to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

         Section 5. Representations and Warranties of the Agent. The Agent represents and warrants to the Company, the MHC, the Mid-Tier Holding Company, and the Bank that:

                  (a) The Agent is a corporation and is validly existing in good standing under the laws of the State of Delaware with full power and authority to provide the services to be furnished to the Bank, the Mid-Tier Holding Company, the MHC and the Company hereunder.

                  (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is the legal, valid and binding agreement of the Agent, enforceable in accordance with its terms.

                  (c) Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services.

                  (d) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation of the Agent or any agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

                  (e) No approval of any regulatory or supervisory or other public authority is required in connection with the Agent's execution and delivery of this Agreement, except as may have been received.

                  (f) There is no suit or proceeding or charge of action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent's performance of this Agreement.

         Section 5.1 Covenants of the Company, the MHC, the Mid-Tier Holding Company, and the Bank. The Company, the MHC, the Mid-Tier Holding Company, and the Bank hereby jointly and severally covenant with the Agent as follows:

                  (a) The Company has filed the Registration Statement with the Commission. The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

                  (b) The MHC has filed the Conversion Application with the OTS. The MHC will not, at any time after the Conversion Application is approved by the OTS, file any amendment or supplement to such Conversion Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

                  (c) The Company has filed the Holding Company Application with the OTS. The Company will not, at any time before the Holding Company Application is approved by the OTS, file any amendment or supplement to such Holding Company Application without providing the Agent and its counsel an opportunity to review the nonconfidential portions of such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

                  (d) The Company and the Bank will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Application to be approved by the OTS and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, as amended, has been approved by the OTS; (iii) when the Holding Company Application, as amended, has been approved by the OTS; (iv) of any comments from the Commission, the OTS or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (v) of the request by the Commission, the OTS or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application or the Holding Company Application or for additional information; (vi) of the issuance by the Commission, the OTS or any other governmental entity of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the MHC, the Company or the Bank under the Conversion Regulations, or other applicable law, or the threat of any such action; (vii) the issuance by the Commission, the OTS or any state authority of any stop order suspending the effectiveness of the Registration Statement or the approval of the Conversion Application or Holding Company Application, or of the initiation or threat of initiation or threat of any proceedings for any such purpose; or (viii) of the occurrence of any event mentioned in paragraph (h) below. The Company, the MHC, the Mid-Tier Holding Company, and the Bank will make every reasonable effort (i) to prevent the issuance by the Commission, the OTS or any state authority of any such order and, if any such order shall at any time be issued, (ii) to obtain the lifting thereof at the earliest possible time.

                  (e) The Company, the MHC, the Mid-Tier Holding Company, and the Bank will deliver to the Agent and to its counsel two conformed copies of the Registration Statement, the Conversion Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Company, the MHC, the Mid-Tier Holding Company, and the Bank will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD and blue sky filings.

                  (f) The Company will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"). The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

                  (g) The Company, the MHC, the Mid-Tier Holding Company, and the Bank will comply with any and all material terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Commission, the OTS, the Conversion Regulations or the OTS, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, the Company, the MHC, the Mid-Tier Holding Company, and the Bank will comply, at their own expense, with all material requirements imposed upon them by the Commission, the OTS, the Conversion Regulations or the OTS, and by the 1933 Act, the

         1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

                  (h) If, at any time during the period when the Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the Company, the MHC, the Mid-Tier Holding Company, or the Bank shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Company, the MHC, the Mid-Tier Holding Company, and the Bank or in the reasonable opinion of the Agent's counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Company and the Bank will at their expense, prepare and file with the Commission and the OTS and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company, the MHC, the Mid-Tier Holding Company, and the Bank each will timely furnish to the Agent such information with respect to itself as the Agent may from time to time reasonably request.

                  (i) The Company, the MHC, the Mid-Tier Holding Company, and the Bank will take all necessary actions, in cooperating with the Agent, and furnish to whomever the Agent may direct, such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the Conversion Regulations to be sold or as the Agent and the Company, the MHC, the Mid-Tier Holding Company, and the Bank may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

                  (j) The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained in accordance with the requirements of the OTS, and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation account which shall have a priority superior to that of the holders of shares of Common Stock in the event of a complete liquidation of the Bank.

                  (k) The Company, the MHC, the Mid-Tier Holding Company, and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent's prior written consent, any shares of Common Stock other than the Shares or other than in connection with any plan or arrangement described in the Prospectus.

                  (l) The Company shall register its Common Stock under Section 12(g) of the 1934 Act concurrent with the Offerings pursuant to the Plan and shall request that such registration be effective upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for not less than three (3) years or such shorter period as may be required by the OTS.

                  (m) During the period during which the Company's Common Stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report of the Company (including a consolidated balance sheet and statements of consolidated income, stockholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act).

                  (n) During the period of three years from the date hereof, the Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other non-confidential report of the Company mailed to its stockholders or filed with the Commission, the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Company or the Bank as the Agent may reasonably request.

                  (o) The Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

                  (p) Other than as permitted by the Conversion Regulations, the HOLA, the 1933 Act, the 1933 Act Regulations, and the laws of any state in which the Shares are registered or qualified for sale or exempt from registration, the Company, the MHC, the

         Mid-Tier Holding Company, and the Bank will not distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

                  (q) The Company will use its best efforts to (i) encourage and assist two market makers to establish and maintain a market for the Shares and (ii) list the Shares on a national or regional securities exchange or on the Nasdaq National Market effective on or prior to the Closing Date.

                  (r) The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offerings on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Shares in the Offerings in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

                  (s) The Company will promptly take all necessary action to register as a savings and loan holding company under the HOLA within 90 days of the Closing Date.

                  (t) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the NASD's "Interpretation Relating to Free Riding and Withholding."

                  (u) Neither the Bank nor the MHC will amend the Plan of Conversion without notifying the Agent prior thereto.

                  (v) The Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Company in allocating the Shares in such event and such information shall be accurate and reliable.

                  (w) Prior to the Closing Date, the Company, the MHC, the Mid-Tier Holding Company, and the Bank will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement, the Conversion Application and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

                  (x) Prior to the Closing Date, the Company will have received approval of the OTS to acquire the Bank.

         Section 5.2 Covenants of the Agent. The Agent hereby covenants with the Company, the MHC, the Mid-Tier Holding Company, and the Bank as follows:

                  (a) During the period when the Prospectus is used, the Agent will comply, in all material respects and at its own expense, with all requirements imposed upon it by the OTS and, to the extent applicable, by the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder.

                  (b) The Agent shall return unused prospectuses, if any, to the Company promptly upon the completion of the Conversion.

                  (c) The Agent will distribute the Prospectuses or offering materials in connection with the sales of the common stock only in accordance with OTS regulations, the 1933 Act and the rules and regulations promulgated thereunder.

                  (d) The Agent shall assist the Bank in maintaining arrangements for the deposit of funds and the making of refunds, as appropriate (as described in Section 5.1(r)), and shall perform the allocation of shares in the event of an oversubscription, in conformance with the Plan and applicable regulations and based upon information furnished to the Agent by the Bank (as described in Section 5.1(v)).

         Section 6. Payment of Expenses. Whether or not the Conversion is completed or the sale of the Shares by the Company is consummated, the Company, the MHC, the Mid-Tier Holding Company, and the Bank jointly and severally agree to pay or reimburse the Agent for: (a) all filing fees in connection with all filings with the NASD; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) all reasonable expenses of the Conversion including but not limited to the Company, the MHC, the Mid-Tier Holding Company, and the Bank's attorneys' fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Conversion; and (d) all reasonable out-of-pocket expenses incurred by the Agent not to exceed $70,000 (including legal fees and expenses). Such out-of-pocket expenses include, but are not limited to, travel, communications and postage. However, such out-of-pocket expenses do not include expenses incurred with respect to the matters set forth in (a) or (b) above. In the event the Company is unable to sell a minimum of 14,961,100 Shares or the Conversion is terminated or otherwise abandoned, the Company, the MHC, the Mid-Tier Holding Company, and the Bank shall reimburse the Agent in accordance with Section 2 hereof.

         Section 7. Conditions to the Agent's Obligations. The Agent's obligations hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived by the Agent, to the condition that all representations and warranties of the Company, the MHC, the Mid-Tier Holding Company, and the Bank herein are, at and as of the commencement of the Offerings and at and as of the Closing Date, true and correct in all material respects, the condition that the Company, the MHC, the Mid-Tier Holding Company, and the Bank shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

                  (a) At the Closing Date, the Company, the MHC, the Mid-Tier Holding Company, and the Bank shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the OTS.

                  (b)  The  Registration  Statement  shall  have  been  declared effective by the Commission, the Conversion Application approved by the OTS, and the Holding Company Application approved by the OTS not later than 5:30 p.m. on the date of this Agreement, or with the Agent's consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, or any state authority and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the Company's, the MHC's, the Mid-Tier Holding Company's, or the Bank's knowledge, threatened by the Commission, the OTS or any state authority.

                  (c) At the Closing Date, the Agent shall have received:

                           (1) The  favorable  opinion,  dated as of the Closing
                  Date and addressed to the Agent and for its benefit, of Luse, Lehman, Gorman, Pomerenk & Schick, P.C., special counsel for the Company, the MHC, the Mid-Tier Holding Company, and the Bank, in form and substance to the effect that:

                                    (i) The Company  has been duly  incorporated
                  and is validly existing as a corporation under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

                                    (ii) The Mid-Tier  Holding  Company has been
                  duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. All of the outstanding capital stock of the Mid-Tier Holding Company is duly authorized and validly issued, fully paid, and non-assessable and __________ shares of such stock are directly owned and of record by the MHC, free and clear of any liens, encumbrances, claims, or other restrictions.

                                    (iii) The Bank has been  organized  and is a
                  validly existing federal savings association in capital stock form of organization, authorized to conduct its business and own its property as described in the Registration Statement and Prospectus. All of the outstanding capital stock of the Bank will be duly authorized and, upon payment therefor, will be validly issued, fully paid and non-assessable and will be owned by the Company, free and clear of any liens, encumbrances, claims or other restrictions.

                                    (iv)  The MHC has  been  organized  and is a
                  validly existing federal mutual holding company duly authorized to conduct its business and own its property as described in the Registration Statement and Prospectus.

                                    (v) The  Bank is a  member  of the  FHLB-New
                  York. The deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed under law and no proceedings for the termination or revocation of such insurance are pending or, to such counsel's Actual Knowledge, threatened; the description of the liquidation account as set forth in the Prospectus under the caption "The Conversion-Liquidation Rights" to the extent that such information constitutes matters of law and legal conclusions has been reviewed by such counsel and is accurate in all material respects.

                                    (vi) The Subsidiaries are duly  incorporated
                  and validly existing as corporations in good standing under the laws of the State of ______________________ with full corporate authority to own their properties and conduct their businesses substantially as described in the Prospectus. To such counsel's knowledge, the Subsidiaries have obtained all material licenses, permits, and other governmental authorizations currently required for the conduct of their businesses, and all such material licenses, permits, and other governmental authorizations are in full force and effect, and the Subsidiaries are in all material respects complying therewith. To such counsel's knowledge, the Subsidiaries are not in violation of their respective certificates of incorporation or bylaws. The activities of the Subsidiaries as described in the Prospectus are permitted by the Savings Institution Regulations. All of the outstanding stock of the Subsidiaries have been duly authorized and are validly issued, fully paid, and nonassessable and such stock is owned of record by the Bank, free and clear of any liens encumbrances, claims, or other restrictions.

                                    (vii) Upon  consummation  of the Conversion,
                  the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and except for shares issued upon incorporation of the Company, no shares of Common Stock have been issued prior to the Closing Date; at the time of the Conversion, the Conversion Stock subscribed for pursuant to the Offerings will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares is not subject to preemptive rights and the terms and provisions of the Shares conform in all material respects to the description thereof contained in the Prospectus. To such counsel's Actual Knowledge, upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

                                    (viii) The  execution  and  delivery of this
                  Agreement and the consummation of the transactions contemplated hereby have been validly authorized by all necessary action on the part of the Company, the MHC, the Mid-Tier Holding Company, and the Bank; and this Agreement is a valid and binding obligation of the Company, the MHC, the Mid-Tier Holding Company, and the Bank, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings institutions and their holding companies, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein, including, without limitation, the provisions of Section 23A and 23B of the Federal Reserve Act, and except that no opinion need to be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                    (ix)  The  Conversion  Application  has been
                  approved by the OTS and the Prospectus has been authorized for use by the OTS. The OTS has approved the Holding Company Application, and the purchase by the Company of all of the issued and outstanding capital stock of the Bank has been authorized by the OTS and no action has been taken, and to such counsel's Actual Knowledge, none is pending or threatened, to revoke any such authorization or approval.

                                    (x)  The  Plan  has  been   adopted  by  the
                  required vote of the directors of the Company, the MHC, the Mid-Tier Holding Company, and the Bank and, based upon the certificate of the inspector of election, by the members of the MHC and the stockholders of the Mid-Tier Holding Company and the Bank.

                                    (xi)  Subject  to  the  satisfaction  of the
                  conditions to the OTS's approval of the Conversion, no further approval, registration, authorization, consent or other order of or notice to any federal or Delaware regulatory agency is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered) and except as may be required under the rules and regulations of the NASD and/or the Nasdaq National Market (as to which no opinion need be rendered).

                                    (xii)   The   Registration    Statement   is
                  effective under the 1933 Act and no stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or, to such counsel's Actual Knowledge, threatened by the Commission.

                                    (xiii)   At   the   time   the    Conversion
                  Application, including the Prospectus contained therein, was approved by the OTS, the Conversion Application, including the Prospectus contained therein, complied as to form in all material respects with the requirements of the Conversion Regulations, federal law and all applicable rules and regulations promulgated thereunder (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data and accounting information included therein, as to which no opinion need be rendered).

                                    (xiv)  At the  time  that  the  Registration
                  Statement became effective, (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, the notes thereto and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (ii) the Prospectus (other than the financial statements, the notes thereto and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Conversion Regulations and federal law.

                                    (xv) The terms and  provisions of the Shares
                  of the Company conform, in all material respects, to the description thereof contained in the Registration Statement and Prospectus, and the form of certificate used to evidence the Shares is in proper form.

                                    (xvi)  There  are no legal  or  governmental
                  proceedings  pending or to such  counsel's  Actual  Knowledge, threatened which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and to such counsel's Actual Knowledge, all pending legal and governmental proceedings to which the Company, the MHC, the Mid-Tier Holding Company, or the Bank is a party or of which any of their property is the subject, which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the Company's, the MHC's, the

                  Mid-Tier Holding Company's, or the Bank's business, are, considered in the aggregate, not material.

                                    (xvii) To such counsel's  Actual  Knowledge,
                  there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Conversion Application, the Registration Statement or the Prospectus or required to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto in the Conversion Application, the Registration Statement or the Prospectus. The description in the Conversion Application, the Registration Statement and the Prospectus of such documents and exhibits is accurate in all material respects and fairly presents the information required to be shown.

                                    (xviii) To such counsel's Actual  Knowledge,
                  the Company, the MHC, the Mid-Tier Holding Company, and the Bank have conducted the Conversion, in all material respects, in accordance with all applicable requirements of the Plan and applicable federal law, and the Plan complies in all material respects with all applicable Delaware and federal laws, rules and regulations, including, but not limited to, the Conversion Regulations (except where a written waiver has been received); no order has been issued by the OTS, the Commission or any state authority to suspend the Offerings or the use of the Prospectus, and no action for such purposes has been instituted or, to such counsel's Actual Knowledge, threatened by the OTS or the Commission or any state authority and, to such counsel's Actual Knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS approving the Plan, the Conversion Application, the Holding Company Application or the Prospectus.

                                    (xix) To such  counsel's  Actual  Knowledge,
                  the Company, the MHC, the Mid-Tier Holding Company, and the Bank have obtained all material federal and Delaware licenses, permits and other governmental authorizations currently required for the conduct of their businesses and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the MHC, the Mid-Tier Holding Company, and the Bank are in all material respects complying therewith, except where the failure to have such licenses, permits and other governmental authorizations or the failure to be in compliance therewith would not have a material adverse affect on the business or operations of the Bank, the MHC and the Company, taken as a whole.

                                    (xx) To such counsel's Actual Knowledge, the
                  Company, the MHC, the Mid-Tier Holding Company, and the Bank are not in violation of their articles of incorporation, bylaws, or charter, as applicable, or, to such counsel's Actual Knowledge, in default or violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument  to  which  it is a  party  or by  which  it or its property
                  may be bound except for such defaults or violations which would not have a material adverse impact on the financial condition or results of operations of the Company, the MHC, the Mid-Tier Holding Company, or the Bank on a consolidated basis; to such counsel's Actual Knowledge, the execution and delivery of this Agreement, the occurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the MHC, the Mid-Tier
                  Holding Company, or the Bank pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Mid-Tier Holding Company, or the Bank is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Mid-Tier Holding Company, or the Bank is subject (other than the establishment of a liquidation account), and such action will not result in any violation of the provisions of the articles of incorporation, bylaws or charter, as applicable, of the Company, the MHC, the Mid-Tier Holding Company, or the Bank, or any applicable federal or Delaware law, act, regulation (except that no opinion need be rendered with respect to the securities or blue sky laws of various jurisdictions or the rules and regulations of the NASD and/or the Nasdaq National Market) or order or court order, writ, injunction or decree.

                                    (xxi)    The    Company's     articles    of
                  incorporation and bylaws comply in all material respects with the General Corporation Law ("GCL") of the State of Delaware. The Bank's, the Mid-Tier Holding Company's, and the MHC's charter and bylaws comply in all material respects with the HOLA and the rules and regulations of the OTS.

                                    (xxii) To such counsel's  Actual  Knowledge,
                  neither the Company, the MHC, the Mid-Tier Holding Company, nor the Bank is in violation of any directive from the OTS or the FDIC to make any material change in the method of conducting its respective business.

                                    (xxiii) The  information  in the  Prospectus
                  under the captions "Regulation," "The Conversion," "Restrictions on Acquisition of the Company and the Bank," "Description of Capital Stock of the Company," and "Description of Capital Stock of the Bank," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The description of the Conversion process under the caption "The Conversion" in the Prospectus has been reviewed by such counsel and is in all material respects correct. The discussion of statutes or regulations described or referred to in the Prospectus are accurate summaries and fairly present the information required to be shown. The information under the caption "The Conversion-Tax Aspects" has been reviewed by such counsel and constitutes a correct summary of the opinions rendered by Luse, Lehman, Gorman, Pomerenk & Schick, P.C. and [KPMG] to the Company, the MHC, the Mid-Tier Holding Company, and the Bank with respect to such matters.

                           In giving such  opinion,  such counsel may rely as to
                  all matters of fact on certificates of officers or directors of the Company, the MHC, the Mid-Tier Holding Company, and the Bank and certificates of public officials. Such counsel's opinion shall be limited to matters governed by federal laws, the State of Delaware General Corporation Law and the Sate of [New Jersey] General Corporation Law. With respect to matters involving the application of Delaware and New Jersey laws, such counsel may rely, to the extent it deems proper and as specified in its opinion, upon the opinion of local counsel (providing that such counsel states that it believes the Agent is justified in relying upon such specified opinion or opinions). The opinion of Luse, Lehman, Gorman, Pomerenk & Schick, P.C. shall be governed by the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991). The term "Actual Knowledge" as used herein shall have the meaning set forth in the Accord. For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company, the MHC, the Mid-Tier Holding Company, or the Bank shall have received a copy of such proceedings, order, stop order or action. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the Conversion or any aspect thereof. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company, the MHC, the Mid-Tier Holding Company, or the Bank.

                           In  addition,  such  counsel  shall  provide a letter
                  stating that during the preparation of the Conversion Application, the Registration Statement and the Prospectus, they participated in conferences with certain officers of, the independent public and internal accountants for, and other representatives of the Company, the MHC, the Mid-Tier Holding Company, and the Bank, at which conferences the contents of the Conversion Application, the Registration Statement and the Prospectus and related matters were discussed and, while such counsel has not confirmed the accuracy or completeness of or otherwise verified the information contained in the Conversion Application, the Registration Statement or the Prospectus, and does not assume any responsibility for such information, based upon such conferences and a review of documents deemed relevant for the purpose of rendering their opinion (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Company, the MHC, the Mid-Tier Holding Company, and the Bank), nothing has come to their attention that would lead them to believe that the Conversion Application, the Registration Statement, the Prospectus, or any amendment or supplement thereto (other than the financial statements, the notes thereto, accounting information and other tabular, financial, statistical and appraisal data included therein as to which no opinion need be rendered) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (2) The  favorable  opinion,  dated as of the Closing
                  Date and addressed to the Agent and for its benefit, of the Bank's local counsel, in form and substance to the effect that, to the best of such counsel's knowledge, (i) the Company, the MHC, the Mid-Tier Holding Company, and the Bank have good and marketable title to all properties and assets which are material to the business of the Company, the MHC, the Mid-Tier Holding Company, and the Bank and to those properties and assets described in the Registration Statement and Prospectus, as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus, or are not material in relation to the business of the Company, the MHC, the Mid-Tier Holding Company, and the Bank considered as one enterprise; and (ii) all of the leases and subleases material to the business of the Company, the MHC, the Mid-Tier Holding Company, and the Bank under which the Company, the MHC, the Mid-Tier Holding Company, and the Bank hold properties, as described in the Registration Statement and Prospectus, are in full force and effect; (iii) the Company and the Bank are duly qualified as foreign corporations to transact business and are in good standing in each jurisdiction in which their ownership of property or leasing of property or the conduct of their business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Company or the Bank; and
                  (iv) the MHC and the Mid-Tier Holding Company are duly qualified as foreign corporations to transact business and are in good standing in each jurisdiction in which their ownership of property or leasing of property or the conduct of their business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the MHC or the Mid-Tier Holding Company.

                           (3) The  favorable  opinion,  dated as of the Closing
                  Date, of Malizia, Spidi, Sloane & Fisch, P.C., the Agent's counsel, with respect to such matters as the Agent may reasonably require. Such opinion may rely as to matters of fact, upon certificates of officers and directors of the Company, the MHC, the

                  Mid-Tier Holding Company, and the Bank delivered pursuant hereto or as such counsel shall reasonably request.

                  (d) At the Closing Date, the Agents shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company and a certificate of the Chief Executive Officer and the Chief Financial Officer of the MHC, the Mid-Tier Holding Company, and the Bank, both dated as of such Closing Date, to the effect that: (i) they have reviewed the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company, the MHC, the Mid-Tier Holding Company, and the Bank has occurred and, to their knowledge, no other event has occurred, which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, and the conditions set forth in this Section 7 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement and Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital or properties of the Company, the MHC, the Mid-Tier Holding Company, or the Bank, independently, or of the Company, the MHC, the Mid-Tier Holding Company, and the Bank considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect although expressly made at and as of the Closing Date; (v) the Company, the MHC, the Mid-Tier Holding Company, and the Bank have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Company, the MHC, the Mid-Tier Holding Company, or the Bank, threatened by the Commission or any state authority; (vii) no order suspending the Offerings, the Conversion, the acquisition of all of the shares of the Bank by the Company or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company, the MHC, the Mid-Tier Holding Company, or the Bank, threatened by the OTS, the Commission or any state authority; and (viii) to the best knowledge or the Company or the Bank, no person has sought to obtain review of the final action of the OTS approving the Plan.

                  (e) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the condition, financial or otherwise (other than as a result of a change in law or regulation and affecting the savings association industry as a whole), or in the earnings or business of the Company, the MHC, the Mid-Tier Holding Company, or the Bank independently, or of the Company, the MHC, the Mid-Tier Holding Company, and the Bank considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the

         Prospectus other than transactions referred to or contemplated therein;
         (iii) the Company, the MHC, the Mid-Tier Holding Company, or the Bank shall not have received from the OTS or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agents) or which materially and adversely would affect the business, operations or financial condition or income of the Company, the MHC, the Mid-Tier Holding Company, and the Bank considered as one enterprise; (iv) the Company, the MHC, the Mid-Tier Holding Company, and the Bank shall not have been in default (nor shall any event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company, the MHC, the Mid-Tier Holding Company, or the Bank, threatened against the Company, the MHC, the Mid-Tier Holding Company, or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business operations, financial condition or income of the Company, the MHC, the Mid-Tier Holding Company, and the Bank considered as one enterprise; and (vi) the Shares have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agents shall have requested and as agreed to by the Company and the Bank.

                  (f)  Concurrently  with the execution of this  Agreement,  the
         Agents shall receive a letter from KPMG dated as of the date of the Prospectus and addressed to the Agent: (i) confirming that KPMG is a firm of independent public accountants within the meaning of Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and applicable regulations of the 1933 Act and the 33 Act Regulations and stating in effect that in KPMG's opinion the consolidated financial statements of the Mid-Tier Holding Company as of September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997, as are included in the Prospectus and covered by their opinion included therein, comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the Commission, the Securities Exchange Act of 1934, as amended, and the 1933 Act; (ii) a statement from KPMG in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Mid-Tier Holding Company prepared by the Mid-Tier Holding Company, a reading of the minutes of the meetings of the Board of Directors and stockholders of the Mid-Tier Holding Company and consultations with officers of the Mid-Tier Holding Company responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the unaudited consolidated financial statements included in the Prospectus, are not in conformity with the 1933 Act, applicable accounting requirements of the Commission and generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or
         (B) during the period from the date of the latest
         unaudited consolidated financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any material increase in borrowings, other than normal deposit fluctuations, by the Bank or the Mid-Tier Holding Company; or
         (C) there was any decrease in consolidated net assets of the Mid-Tier Holding Company at the date of such letter as compared with amounts shown in the latest unaudited consolidated statement of condition included in the Prospectus; and (iii) a statement from KPMG that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause
         (ii) of this subsection (f), they have compared with the general accounting records of the Mid-Tier Holding Company, which are subject to the internal controls of the Mid-Tier Holding Company, the accounting system and other data prepared by the Mid-Tier Holding Company, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request; and they have reported on the results of such comparisons.

                  (g) At the Closing Date, the Agent shall receive a letter from KPMG dated the Closing Date, addressed to the Agent, confirming the statements made by them in the letter delivered by them pursuant to subsection (f) of this Section 7, the "specified date" referred to in clause (ii) of subsection (f) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

                  (h) At the Closing Date, the Agent shall receive a letter from FinPro Inc., dated the date thereof and addressed to counsel for the Agent (i) confirming that said firm is independent of the Company, the MHC, the Mid-Tier Holding Company, and the Bank and is experienced and expert in the area of corporate appraisals within the meaning of Title 12 of the Code of Federal Regulations, Part 303, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of Title 12 of the Code of Federal Regulations, and (iii) further stating that their opinion of the estimated aggregate pro forma market value of the Company, the MHC, the Mid-Tier Holding Company, and the Bank expressed in their Appraisal dated as of December 17, 1997, and most recently updated, remains in effect.

                  (i) The Company, the MHC, the Mid-Tier Holding Company, and the Bank shall not have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus.

                  (j) At or prior to the Closing Date,  the Agent shall receive:
         (i) a copy of the letter from the OTS approving the Conversion Application and authorizing the use of the Prospectus; (ii) a copy of the order from the Commission declaring the Registration Statement effective; (iii) certificates from the OTS evidencing the existence of the Bank, the Mid-Tier Holding Company and the MHC; (iv) certificates of good standing from the

         State of Delaware evidencing the good standing of the Company; (v) a certificate from the FDIC evidencing the Bank's insurance of accounts,
         (vi) a certificate of the FHLB-New York evidencing the Bank's membership thereof; and (vii) a copy of the letter from the OTS approving the Company's Holding Company Application.

                  (k) As soon as  available  after the Closing  Date,  the Agent
         shall  receive,   upon  request,  a  copy  of  the  Company's  Delaware
         Certificate of Incorporation.

                  (l) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq National Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks or federal savings associations or a general moratorium on the withdrawal of deposits from commercial banks or federal savings associations declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such a declaration or decline, in the Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offerings or the delivery of the shares on the terms and in the manner contemplated in the Registration Statement and Prospectus.

         Section 8.                 Indemnification.

                  (a) The Company, the MHC, the Mid-Tier Holding Company, and the Bank jointly and severally agree to indemnify and hold harmless the Agent, its officers, directors, agents, servants and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expense (including fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application or any blue sky application or other instrument or document executed by the Company, the MHC, the Mid-Tier Holding Company, or the Bank based upon written information supplied by the Company, the MHC, the Mid-Tier Holding

         Company, or the Bank filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the "Blue Sky Application"), or any application or other document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the Company, the MHC, the Mid-Tier Holding Company, or the Bank with their consent or based upon written or oral information furnished by or on behalf of the Company, the MHC, the Mid-Tier Holding Company, or the Bank, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application, any Blue Sky
         Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company or the Bank by the Agent regarding the Agent and provided further that such indemnification shall be to the extent permitted by the OTS and the FDIC. The Bank will not be liable to any indemnified party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an indemnified party effected without its prior written consent; or (ii) to the extent that any loss, claim, damage or liability is found in a final judgement by a court to have resulted primarily from the Agent's gross negligence or willful misconduct. The Agent shall repay to the Bank any amounts paid by the Bank for reimbursement of the Agent's and any indemnified party's expenses in the event that such expenses were incurred in relation to an act or omission with respect to which it is finally determined that the Agent has acted in gross negligence or with willful misconduct. The Bank also agrees that no indemnified party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Bank or its security holders or creditors related to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final judgement by a court to have resulted primarily from the Agent's gross negligence or willful misconduct.

                  (b) The Agent agrees to indemnify and hold harmless the Company, the MHC, the Mid-Tier Holding Company, and the Bank, their directors and officers and each

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



         person, if any, who controls the Company, the MHC, the Mid-Tier Holding Company, or the Bank within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the MHC, the Bank, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto) or the preliminary or final Prospectus (or any amendment or supplement thereto), or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent's obligations under this Section 8(b) shall exist only if and only to the extent (i) that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto) or the Conversion Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Company or the Bank by the Agent regarding the Agent. In no case shall the Agent be liable or responsible for any amount in excess of the fees received by the Agent pursuant to Section 2 of this Agreement.

                  (c) Each indemnified party shall given prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

                  (d) The agreements contained in this Section 8 and in Section 9 hereof and the representations and warranties of the Company, the MHC, the Mid-Tier Holding Company, and the Bank set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Agent or its officers, directors or controlling persons, agents or employees or by or on behalf of the Company, the MHC, the Mid-Tier Holding Company, or the Bank or any officers, directors or controlling persons, agents or employees of the Company, the MHC, the Mid-Tier Holding Company, or the Bank; (ii) deliver of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

                  (e) To the extent required by law, this Section 8 is subject to and limited by the provisions of Sections 23A and 23B of the Federal Reserve Act, 12 U.S.C. Sections 371c and 371c-1 ("Sections 23A and 23B").

         Section 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Mid-Tier Holding Company, the Bank or the Agent, the Company, the Bank and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Company, the Mid-Tier Holding Company, the Bank or the Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that the Agent are responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offerings and the Company, the Mid-Tier Holding Company, and the Bank shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company, the Mid-Tier Holding Company, and the Bank on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company, the Mid-Tier Holding Company, and the Bank on the one hand and the Agent on the other from the Offerings (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Mid-Tier Holding Company, and/or the Bank on the one hand or the Agent on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The

Company, the Mid-Tier Holding Company, the Bank and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company, the Mid-Tier Holding Company, and the Bank under this Section 9 and under Section 8 shall be in addition to any liability which the Company, the Mid-Tier Holding Company, and the Bank may otherwise have. For purposes of this Section 9, each of the Agent's, the Company's or the Bank's officers and directors and each person, if any, who controls the Agent or the Company or the Bank within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent, the Company, the Mid-Tier Holding Company, or the Bank. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9. To the extent required by law, this Section 9 is subject to and limited by the provisions of Sections 23A and 23B.

         Section 10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company, the MHC, the Mid-Tier Holding Company, the Bank and the Agent and the representations and warranties and other statements of the Company and the Bank set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent, the Company, the MHC, the Mid-Tier Holding Company, the Bank or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, the MHC, the Mid-Tier Holding Company, the Company, the Bank, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         Section 11. Termination. The Agent may terminate its obligations under this Agreement by giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:

                  (a) In the event the Company fails to sell a minimum number of shares of the Conversion Stock by _________ ___, 1998, and in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Bank to each person who has subscribed for or ordered any of the Conversion Stock the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by the Company and/or the Bank as set forth in Sections 2(a) and (d), 6, 8 and 9 hereof.

                  (b) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement unless waived in writing, or by the Closing Date, this Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the Company, the MHC, the Mid-Tier Holding Company, and the Bank of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 6, 8 and 9 hereof.

                  (c) If the Agent elects to terminate this Agreement as provided in this Section, the Company, the MHC, the Mid-Tier Holding Company, and the Bank shall be notified promptly by the Agent by telephone or telegram, confirmed by letter.

         The Company, the MHC, the Mid-Tier Holding Company, and the Bank may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured after the Company and the Bank have provided the Agent with notice of such breach.

         This Agreement may also be terminated by mutual written consent of the parties hereto.

         Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209-1710, Attention: Richard A. Buckner (with a copy to to Malizia, Spidi, Sloane & Fisch, P.C., Attention: Charles E. Sloane, Esq.) and, if sent to the Company, the MHC, the Mid-Tier Holding Company, and the Bank, shall be mailed, delivered or telegraphed and confirmed to the Company, the MHC, the Mid-Tier Holding Company, and the Bank at 134 Franklin Corner Road, Trenton, New Jersey 08648, Attention: Wendell T. Breithaupt, President and Chief Executive Officer (Luse, Lehman, Gorman, & Schick, P.C., Attention: John J. Gorman, Esq.)

         Section 13. Parties. The Company, the MHC, the Mid-Tier Holding Company, and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent, when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company, the MHC, the Mid-Tier Holding Company, or the Bank, when the same shall have been given by the undersigned or any other officer of the Company, the MHC, the Mid-Tier Holding Company, or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Company, the MHC, the Bank, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

         Section 14. Closing. The closing for the sale of the Conversion Stock shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Company, the MHC, the Mid-Tier Holding Company, and the Bank. At the closing, the Company, the MHC, the Mid-Tier Holding Company, and the Bank shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

         Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

         Section  16.  Construction.   This  Agreement  shall  be  construed  in
accordance with the laws of the State of Delaware.

         Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

         If the foregoing correctly sets forth the arrangement among the Company, the MHC, the Mid-Tier Holding Company, the Bank, and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent's acceptance shall constitute a binding agreement.

                                                  Very truly yours,

PEOPLES BANCORP, INC.                          TRENTON SAVINGS BANK, FSB
a Delaware corporation



By:________________________________          By:________________________________
      Wendell T. Breithaupt                      Wendell T. Breithaupt
      President and Chief Executive              President and Chief Executive
        Officer                                    Officer


PEOPLES BANCORP, M.H.C.                      PEOPLES BANCORP, INC.
                                             a Federal corporation



By:________________________________          By:________________________________
      Wendell T. Breithaupt                      Wendell T. Breithaupt
      President and Chief Executive              President and Chief Executive
        Officer                                    Officer


Accepted as of the date first above written

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.



By:_________________________
         Emanuel J. Friedman
         Chairman